As filed with the Securities and Exchange Commission on October 1, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

Registration Statement Under

The Securities Act of 1933

QUANTUM COMPUTING INC.

(Exact name of registrant as specified in its charter)

Delaware	84-3986354
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employee Identification No.)

5 Marine View Plaza, Suite 214

Hoboken, NJ 07030

(703) 436-2161

(Address, including zip code and telephone number, including area code, of registrant’s principle executive offices)

Dr. Yuping Huang, Interim Chief Executive Officer

Quantum Computing Inc.

5 Marine View Plaza, Suite 214

Hoboken, NJ 07030

(703) 436-2161

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq.
Lawrence Metelitsa, Esq.
Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor
Woodbridge, New Jersey 08830
Tel. No.: (732) 395-4400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities registered on this Form are to be offered pursuant to dividend or interest reinvestment plan, please check the following box: ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller Reporting Company	☒
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

QUANTUM COMPUTING INC.

26,867,276 Shares of Common Stock

This prospectus relates to the proposed resale or other disposition by the selling stockholders identified herein, or their permitted transferees (the “Selling Stockholders”), from time to time, of up to 26,867,276 shares (the “Shares”) of our common stock, par value $0.0001 per share (the “Common Stock”). We are not selling any shares of our Common Stock under this prospectus and will not receive any proceeds from the sale of the Shares. The Selling Stockholders (as defined herein) will bear all commissions and discounts, if any, attributable to the sale of the Shares. We will bear all costs, expenses and fees in connection with the registration of the resale of the Shares.

The Shares were issued pursuant to those certain securities purchase agreements (each, a “Securities Purchase Agreement”, collectively, the “Securities Purchase Agreements”) dated September 21, 2025, in a private placement offering that closed on September 24, 2025.

The Selling Stockholders, which term includes the stockholders listed in this prospectus as well as any of their pledgees, donees, transferees, assignees or other successors-in-interest who receive any of the securities offered hereby from those stockholders, may from time to time sell, transfer or otherwise dispose of any or all of the securities in a number of different ways and at varying prices. See the “Plan of Distribution” section of this prospectus for more information.

Our Common Stock is currently quoted on the Nasdaq Capital Market (“Nasdaq”) under the symbol “QUBT.” On September 30, 2025, the closing price as reported on Nasdaq was $18.41.

The Selling Stockholders may offer all or part of the Shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. We do not know when or in what amount the Selling Stockholders may sell their securities hereunder following the effective date of the registration statement of which this prospectus forms a part.

This prospectus provides a general description of the Shares being offered. You should read this prospectus and the registration statement of which it forms a part before you invest in any securities.

Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 1, 2025.

TABLE OF CONTENTS

Prospectus

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this registration statement, the Selling Stockholders may sell the Shares described in this prospectus, from time to time, in one or more offerings. You should read this prospectus, and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Information We Incorporate by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus, which may be amended, supplemented, or superseded from time to time by other reports that we subsequently file with the SEC. We have not authorized, nor has any Selling Stockholder authorized, any dealer, salesman, or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

For investors outside the United States: we have not, and the Selling Stockholders have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

        This prospectus and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry, our business, and the digital asset ecosystems in which we operate. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, digital asset and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. We believe this information is accurate in all material respects as of the date of this prospectus. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information.

Unless the context requires otherwise, in this prospectus, the words “we,” “us,” “our,” the “Company,” and “QCi” refer to Quantum Computing Inc., a Delaware corporation, and unless the context indicates otherwise, also includes our wholly-owned subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act, we have filed an automatic registration statement on Form S-3 relating to the Shares offered for resale by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited consolidated financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited consolidated financial statements, and additional information that we have made public to investors, may also be found on our website at www.quantumcomputinginc.com. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus (and the information incorporated by reference herein) generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

●	changes in the market acceptance of our products;

●	increased levels of competition;

●	changes in political, economic or regulatory conditions generally and in the markets in which we operate;

●	our relationships with our key customers;

●	our ability to retain and attract senior management and other key employees;

●	our ability to quickly and effectively respond to new technological developments;

●	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; and

●	other risks, including those described in the “Risk Factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

SUMMARY

The Company

Quantum Computing Inc. is an American company utilizing integrated photonics and non-linear quantum optics to develop and deliver machines for quantum computing, machine learning, and remote sensing, imaging and cybersecurity applications. Our vision is to lead the revolution in photonics and quantum information technology with scalable, accessible, and affordable solutions for real-world problems. QCi’s products are designed to operate at room temperature and at very low power levels compared to other quantum systems currently available in the market, such as those based on superconducting, ion-trap, or annealing architectures. Our acquisition of QPhoton, Inc. (the “QPhoton Merger”) in June 2022, enabled us to offer the aforementioned products, integrated with the Company’s former software platform, Qatalyst, that was developed before the QPhoton Merger.

Our proprietary core technology rests in our ability to condition, manipulate, and measure single and entangled photons (particles of light). Specifically, our integrated photonics approach exploits the non-linear capabilities of photons (our “Core Photonics Technology”). Our Entropy Quantum Computer (“EQC”) is a quantum application of our Core Photonics Technology, designed to solve complex optimization problems. EQC is based on a patent-pending methodology that uses controlled feedback through energy loss in a photonic loop architecture to drive photonic states to their least lossy configurations. The EQC’s involvement of the environment as an integral part of the system is in sharp contrast to competing quantum approaches, including the aforementioned superconducting, trapped-ion, and annealing architectures, which seek to establish stable quantum states by the complete elimination of environmental effects. As a result, the EQC can consume less power than these competing methods and operates at room temperature making it compatible with an ordinary server room environment. We anticipate that our EQC will enable us to develop and produce multiple generations of quantum machines with increasing computational power, scalability, and speed.

Our longer-term product development plan is to migrate product designs based on discrete components, including EQC’s current designs, to a set of optical integrated circuits built on wafers using a crystalline material called thin film lithium niobate (“TFLN”). The Company believes that TFLN is an excellent material for optical integrated circuit design, given its advantageous optical properties (linear, non-linear ferroelectric, and electro-optic) and its compatibility with silicon-based semiconductor fabrication methods. In March 2025, the Company substantially completed the buildout of a state-of-the-art TFLN chip manufacturing facility in a leased space within Arizona State University’s Research Park in Tempe, Arizona (the “AZ Chips Facility”).

In addition to our EQC technology, we have leveraged QCi’s core photonics technology to demonstrate powerful quantum sensing use cases in LIDAR (light detection and ranging) (a technology that uses pulsed laser light to measure distances to objects by calculating the time it takes for the reflected light to return), reservoir computing (a form of neural network that can be used in machine learning applications) and a quantum cyber solution (a method for highly secure communication within a network). Several of these technologies are in the early stages of commercialization and several are available to customers through our research & development offerings.

Recent Developments

Private Placement Offering in September 2025

On September 21, 2025, we entered into the Securities Purchase Agreements with certain investors pursuant to which we agreed to issue and sell, and the investors agreed to purchase, an aggregate of 26,867,276 shares of our Common Stock. The private placement closed on September 24, 2025 and resulted in gross proceeds of approximately $500 million, before deducting placement agent commissions and other offering expenses. The Shares were issued in reliance on exemptions from registration under the Securities Act.

In connection with the private placement, we entered into a placement agency agreement with Titan Partners Group LLC, a division of American Capital Partners, LLC (the “Placement Agency Agreement”), pursuant to which we agreed to pay the placement agent a cash fee equal to 5% of the gross proceeds of the offering and to reimburse certain expenses. We also entered into lock-up agreements with our directors and executive officers restricting their ability to sell or otherwise dispose of our securities for a period of 60 days following the closing (the “Lock-Up Agreements”).

Copies of the Securities Purchase Agreements, the Placement Agency Agreement and the Lock-Up Agreements were filed as exhibits to our Current Report on Form 8-K filed with the SEC on September 24, 2025.

Legal Proceedings

On September 25, 2025, a shareholder derivative action (the “September 2025 Derivative Action”) was filed against certain of the Company’s current and past officers and directors, purportedly on behalf of the Company, in the Superior Court of New Jersey Chancery Division, Hudson County, for alleged breaches of fiduciary duty, unjust enrichment, gross mismanagement, corporate waste, and aiding and abetting fiduciary duties. The complaint is premised on the same core facts as the securities class action and other related derivative actions previously filed and pending in the United States District Court for the District of New Jersey, specifically, the complaint alleges omissions and misrepresentations related to Quad M, QPhoton, NASA, millionways, and the TFLN foundry. The Company and its board of directors dispute the allegations in the complaint, intend to vigorously defend against the asserted claims, and do not believe it is necessary to accrue a litigation reserve at this time.

Corporate Information

Our executive offices are located at 5 Marine View Plaza, Suite 214, Hoboken, New Jersey 07030, and our telephone number is (703) 436-2121. Our corporate website is www.quantumcomputinginc.com. Information appearing on our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, you should carefully consider the specific risks discussed in, or incorporated by reference into, the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” herein as well as those included in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, and June 30, 2025 which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For more information, please see “Where You Can Find More Information” and “Incorporation by Reference” beginning on pages iii and 10 of this prospectus, respectively. These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares by the Selling Stockholders. All of the net proceeds from the sale of the Shares will go to the Selling Stockholders as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the resale of the Shares for the Selling Stockholders. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale of the Shares.

DESCRIPTION OF CAPITAL STOCK

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Delaware law and is qualified by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Shares

Our authorized capital stock consists of 250,000,000 shares of Common Stock and 10,000,000 shares of blank check preferred stock, par value $0.0001 per share, of which 1,550,000 shares are designated as Series A Convertible Preferred Stock, and 3,079,864 shares are designated as Series B Convertible Preferred Stock.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Common Stock may, receive dividends out of funds legally available if our Board, in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board may determine. We have not paid any dividends on our Common Stock and do not contemplate doing so in the foreseeable future.

Voting Rights

Each stockholder is entitled to one vote for each share of Common Stock held by such shareholder.

No Preemptive or Similar Rights

Our Common Stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Holders of Common Stock are entitled to dividends when, and if, declared by the Board of Directors out of funds legally available therefore; and then, only after all preferential dividends have been paid on any outstanding Preferred Stock. The Company has not had any earnings and it does not presently contemplate the payment of any cash dividends in the foreseeable future.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Worldwide Stock Transfer, LLC with an address at One University Plaza, Suite 505, Hackensack, New Jersey 07601. Their phone number is (201) 820-2008.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions

The following is a summary of certain provisions of Delaware law, our Certificate of Incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our Certificate of Incorporation and bylaws.

Effect of Delaware Anti-Takeover Statute.

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three years following the date that the stockholder became an interested stockholder, subject to certain exceptions.

Section 203 defines “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to limited exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Our Charter Documents.

Our charter documents include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. Certain of these provisions are summarized in the following paragraphs.

Cumulative Voting.

Our Certificate of Incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Special Meeting of Stockholders and Stockholder Action by Written Consent.

A special meeting of stockholders may only be called by the Board of Directors, the Chairman of the Board or the Chief Executive Officer at any time.

Indemnification of Officers and Directors.

The Company shall indemnify its officers and directors under the circumstances and to the full extent permitted by law. A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL for unlawful payment of dividends or improper redemption of stock, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the DGCL, as amended. Any repeal or modification of this paragraph by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

SELLING STOCKHOLDERS

We are registering the Shares in order to permit the Selling Stockholders to offer the Shares for resale from time to time. Except for the investment in the Common Stock being registered hereunder, and, in the case of certain investors, their investment in (i) registered direct offerings that closed on November 18, 2024 and December 12, 2024 (together, the “2024 RDOs”), (ii) private placements that closed on December 12, 2024 (the “December 2024 PIPE”), January 7, 2025 (the “January 2025 PIPE”), and June 24, 2025 (the “June 2025 PIPE”), and (iii) that certain settlement agreement entered into by and among the Company in July 2025 (the “July 2025 Settlement”), pursuant to which the Company agreed to issue shares of Common Stock and make a cash payment, and the parties agreed, among other things, to settle all disputes between them without admissions of any kind and release all claims, the Selling Stockholders have not had any material relationship with us within the past three years. The shares of Common Stock issued in the 2024 RDOs, the December 2024 PIPE, the January 2025 PIPE, the June 2025 PIPE, and the July 2025 Settlement were registered separately.

We have entered into the Securities Purchase Agreements with the Selling Stockholders whereby we have agreed to file a registration statement for the registration of the Shares issued pursuant to the Securities Purchase Agreements. Pursuant to the terms of the Securities Purchase Agreements, the Company has agreed to file a registration statement on or before October 9, 2025. The registration statement, of which this prospectus forms a part of, is being filed pursuant to the Securities Purchase Agreements. For additional information regarding the issuances of the Shares, see “Recent Developments” under “Prospectus Summary” above.

The following table sets forth, based on information provided to us by or on behalf of the Selling Stockholders or known to us, the name of the Selling Stockholders and the number of shares of our Common Stock beneficially owned by the Selling Stockholders before and after this offering. To the extent permitted by law, a prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling securityholder and the number of securities registered on its behalf.

The following table sets forth, to our knowledge, certain information regarding the beneficial ownership of our Common Stock by the Selling Stockholders as of September 29, 2025, and the maximum number of shares of Common Stock that may be offered by the Selling Stockholders under this prospectus. The number of shares of Common Stock owned prior to the offering is based on information furnished to us by the Selling Stockholders. The number of shares of Common Stock being offered hereby represents the maximum number of shares that may be sold by the Selling Stockholders pursuant to this prospectus, regardless of whether such Selling Stockholders continue to hold such shares at the time of resale. The number of shares of Common Stock owned after the offering assumes the sale of all shares being offered under this prospectus and that no other transactions with respect to our Common Stock are effected by such Selling Stockholders after the date hereof. The percentage of shares of Common Stock owned before and after the offering is based on 186,872,402 shares of Common Stock issued and outstanding as of September 29, 2025, and is presented on an undiluted basis, without giving effect to the exercise, conversion or exchange of any outstanding options, warrants, convertible securities or other derivative instruments. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Shares of Common Stock Offered Hereby	Number of shares of Common Stock Owned After the Offering	Percentage of shares of Common Stock Owned Before the Offering (1)		Percentage of shares of Common Stock Owned After the Offering(1)
Blackstone(2)	1,343,364	1,343,364	0	*		0%
Citadel CEMF Investments Ltd. (3)	5,803,331	5,803,331	0	3.11	%(1)	0%
Alyeska Master Fund, L.P. (4)	6,716,819	6,716,819	0	3.59	%(1)	0%
Anson (5)	5,373,455	5,373,455	0	2.88	%(1)	0%
Ghisallo Master Fund LP(6)	4,030,092	4,030,092	0	2.16	%(1)	0%
Polar Asset Management Partners Inc. (7)	2,686,727	2,686,727	0	1.44	%(1)	0%
Funicular Funds, LP(8)	913,488	913,488	0	*		0%

(*)	Represents less than 1%.

(1)	All percentage interests set forth in Column 5 and Column 6 are calculated based on 186,872,402 shares of common stock issued and outstanding as of September 29, 2025, and are presented on an undiluted basis, without giving effect to the exercise, conversion or exchange of any outstanding options, warrants, convertible securities or other derivative instruments.

(2)	Consists of 1,343,364 held directly by Blackstone Aqua Master Sub-Fund (the “Aqua Fund”), a sub-fund of Blackstone Global Master Fund ICAV. Blackstone Alternative Solutions L.L.C. is the investment manager of the Aqua Fund. Blackstone Holdings I L.P. is the sole member of Blackstone Alternative Solutions L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series II preferred stock of Blackstone Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by the Aqua Fund directly or indirectly controlled by it or him, but each (other than the Aqua Fund to the extent of its direct holdings) disclaims beneficial ownership of such securities. The address of each of the entities listed is c/o Blackstone Inc., 345 Park Avenue, New York, NY 10154.
(3)	Consists of 5,803,331 shares of Common Stock purchased by Citadel CEMF Investments Ltd., or Citadel CEMF, in connection with the private placement. Citadel Advisors LLC is the portfolio manager of Citadel CEMF. Citadel Advisors Holdings LP, or CAH, is the sole member of Citadel Advisors LLC. Citadel GP LLC, or CGP, is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over, the securities held by Citadel CEMF. This disclosure is not and shall not be construed as an admission that Mr. Griffin or any of the Citadel CEMF related entities listed above is the beneficial owner of any securities of the Company other than the securities actually owned by such person (if any). The address of Citadel CEMF is c/o Citadel Enterprise Americas LLC, 830 Brickell Plaza, Floor 15, Miami, FL 33131.
(4)	Consists of 6,716,819 shares of Common Stock purchased by Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (“Alyeska”), has voting and investment control of the shares of Common Stock held by the Alyeska. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Parekh, however, disclaims any beneficial ownership of the shares of Common Stock held by Alyeska. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.
(5)	Includes (i) 3,224,073 shares of Common Stock purchased by Anson Investments Master Fund LP (“Anson Investment”); (ii) 1,074,691 shares of Common Stock purchased by Anson East Master Fund LP (“Anson East”); and (iii) 1,074,691 shares of Common Stock purchased by Anson Opportunities Master Fund LP (“Anson Opportunities”, together with Anson Investment and Anson East, collectively referred to as “Anson”). Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson, hold voting and dispositive power over the shares of Common Stock held by Anson. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares of Common Stock except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(6)	Ghisallo Master Fund LP (“Ghisallo”) is the beneficial owner of the shares. Ghisallo Capital Management LLC (“Ghisallo Capital”) is the investment manager of Ghisallo and has voting control over the shares of Common Stock. The securities held by Ghisallo may be deemed to be beneficially owned by Ghisallo Capital Management LLC (the selling stockholder’s investment adviser) and Michael Germino. Notwithstanding the foregoing, Mr. Germino disclaims beneficial ownership of the shares of Common Stock except to the extent of his pecuniary interest therein. The address of the selling stockholder is c/o Walkers Corporate, 190 Elgin Avenue, George Town Grand Cayman, CI KY 1-9008.
(7)	2,418,055 shares of Common Stock were purchased (i) directly by Polar Multi-Strategy Master Fund (“Polar Multi Strategy Fund”); and (ii) 268,672 shares of Common Stock were purchased by Polar Long/ Short Master Fund (“Polar Long/Short Fund”, together with Polar Multi Strategy Fund, the “Polar Fund”). The Polar Fund is under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as Investment Advisor to the Polar Fund and has control and discretion over all shares of Common Stock held by the Polar Fund on behalf of Polar Multi Strategy Fund and Polar Long/Short Fund. As such, PAMPI may be deemed the beneficial owner of the shares held by the Polar Fund. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The business address of the Polar Fund is c/o Polar Asset Management Partners Inc., 16 York Street, Suite 2900, Toronto, Ontario M5J OE6, Canada.
(8)	913,488 shares of Common Stock purchased by Funicular Funds, LP. Cable Car Capital, LP is the general partner of Funicular Funds, LP. Jacob Ma-Weaver is the managing partner of Cable Car Capital, LP. As a result, each of Cable Car Capital, LP and Jacob Ma-Weaver may be deemed the beneficial owner of the securities held by Funicular Funds, LP. The address of Funicular Funds, LP is 601 California St., Suite 1151, San Francisco, CA 94108.

PLAN OF DISTRIBUTION

Each Selling Stockholder and any of their pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by the Company incident to the registration of the resale of the Shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We are obligated to maintain the effectiveness of this registration statement until all of the shares of Common registered pursuant to it (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. The resale of Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale of Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Shares by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of the securities is terminated:

●	our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 20, 2025;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025 and June 30, 2025, respectively, filed with the SEC on May 15, 2025 and August 14, 2025, respectively;

●	our Current Reports on Form 8-K filed with the SEC on January 8, 2025, March 26, 2025, April 4, 2025, April 16, 2025, May 8, 2025, June 20, 2025, June 25, 2025 and September 24, 2025; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the Common Stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Quantum Computing Inc., 5 Marine View Plaza, Suite 214, Hoboken, NJ 07030, (703) 436-2161. You may also access such documents at the Investor Relations section of our website at https://quantumcomputinginc.com.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers, or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of Quantum Computing Inc. and subsidiaries as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, incorporated in this prospectus by references to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distributions

The following table sets forth the costs and expenses payable by the Company in connection with the offering and sale of the Shares being registered. All amounts shown are estimates, except the SEC registration fee.

SEC Registration Fee	$69,570
Accounting fees and expenses	$10,000
Legal fees and expenses	$75,000
Transfer agent and registrar fees	$1,500
Printing expenses	15,000
Miscellaneous	5,000
Total	$176,070

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our amended certificate of incorporation provides that, to the maximum extent permitted by law, no director shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as director.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Our bylaws provide for indemnification by us of our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Item 16. Exhibits.

A list of exhibits filed with this registration statement is contained in the exhibits index, which is incorporated by reference.

Exhibit Number	Description of Documents
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1(i) to the Annual Report on Form 10-K/A filed on July 10, 2023)
3.2	Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K/A filed on July 10, 2023)
5.1	Opinion of Lucosky Brookman LLP
23.1	Consent of BPM LLP, an independent registered public accounting firm.
23.2	Consent of Lucosky Brookman LLP (contained in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page of Registration Statement).
107	Filing Fee Table.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hoboken, New Jersey, on October 1, 2025.

Quantum Computing Inc.

By:	/s/ Dr. Yuping Huang
Name:	Dr. Yuping Huang
Title:	Interim Chief Executive Officer

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Christopher Roberts, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Dr. Yuping Huang	Interim Chief Executive Officer, Chairman of the Board of Directors	October 1, 2025
Dr. Yuping Huang	and Chief Quantum Officer (Principal Executive Officer)

/s/ Christopher Roberts	Chief Financial Officer	October 1, 2025
Christopher Roberts	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Turmelle	Director	October 1, 2025
Michael Turmelle

/s/ Robert Fagenson	Vice-Chairman of the Board of Directors	October 1, 2025
Robert Fagenson

/s/ Dr. Carl Weimer	Director	October 1, 2025
Dr. Carl Weimer

/s/ Dr. Javad Shabani	Director	October 1, 2025
Dr. Javad Shabani

/s/ Eric M. Schwartz	Director	October 1, 2025
Eric M. Schwartz

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